UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 Broken Sound Blvd., N.W., Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-994-6015

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2005, RailAmerica, Inc. (the "Company") entered into Amendment No. 1 of its Amended and Restated Credit Agreement in connection with the acquisition of the Alcoa railroads as discussed below in Item 2.01. This amendment adds an additional $75 million to the existing $313 million U.S. dollar tranche of the term loan facility. The additional $75 million matures on September 29, 2011 and bears interest at LIBOR plus a margin rate, currently 2.25%. The term loan amortizes at a rate of 1% over the next five years and with the remainder amortizing ratably over the last four quarters.

All of the loans under the amended and restated senior credit facility are guaranteed by the Company's U.S. subsidiaries and secured by their assets. The loans may be accelerated by the lenders following an event of default as defined in the Amended and Restated Credit Agreement and Amendment No. 1 thereto. This description of Amendment No. 1 to the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.101 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2005, RailAmerica, Inc.'s (the "Company's") wholly owned subsidiary, RailAmerica Transportation Corp., completed the acquisition of the stock of four short line railroads from Alcoa Inc. for $77.5 million in cash. The cash purchase price is based on the Company assuming a targeted permanent working capital deficit. The railroads serve Alcoa aluminum manufacturing operations in Texas and New York and a specialty chemicals facility in Arkansas, formerly owned by Alcoa, but now owned by Almatis. The Company funded the transaction through a $75.0 million increase in the term loan portion of the Company's existing senior secured credit facility and through cash on hand. As part of the agreement, which was entered into on September 13, 2005, the Company and Alcoa have also entered into long term service agreements, under which the Company will continue to provide service to Alcoa's facilities.

Under the terms of the agreement, the Company has acquired the Point Comfort & Northern Railway Co. (the "PCN"), the Rockdale, Sandow & Southern RR Co. (the "RSS"), the Massena Terminal RR Co. (the "MSTR") and the Bauxite & Northern Railway Co. (the "BXN"). The following is a description of each of the railroads:

Based in Port Comfort, Texas, PCN provides transportation services primarily for Alcoa’s bauxite, alumina and chemicals facility in Point Comfort, Texas. The 13-mile railroad, which originates at Alcoa’s plant, terminates in Lolita, Texas. The PCN interchanges with Union Pacific Railroad.

Based in Sandow, Texas, the RSS provides services primarily for Alcoa’s aluminum manufacturing facility in Rockdale, Texas. The 6-mile railroad originates at Alcoa’s plant and terminates in Marjorie, Texas. The RSS interchanges with Union Pacific Railroad.

Based in Massena, New York, the 3-mile MSTR provides services for Alcoa’s aluminum manufacturing facility in Massena, New York. The railroad originates at Alcoa’s plant and terminates at Massena Junction. The MSTR interchanges with CSX Transportation.

Based in Bauxite, Arkansas, the BXN provides services to a former Alcoa specialty chemicals facility in Bauxite, now owned by Almatis. The 3-mile railroad originates at the Almatis plant and terminates at Bauxite Junction. The BXN interchanges with Union Pacific Railroad.

The stock purchase agreement entered into between RailAmerica Transportation Corp. and Alcoa Inc. on September 13, 2005, is incorporated herein by reference to Exhibit 2.7 from the Current Report on Form 8-K filed on September 14, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements to be furnished by amendment within 73 days of this 8-K filing.
(b) Pro forma financial information to be furnished by amendment within 73 days of this 8-K filing.
(c) Exhibits:
Exhibit Description
2.7 Stock purchase agreement between RailAmerica Transportation Corp. and Alcoa Inc. dated September 13, 2005. (Incorporated by reference to the same exhibit number filed as part of RailAmerica Inc.'s Form 8-K, filed with the Securities and Exchange Commission on September 14, 2005.)
10.101 Amendment No. 1 to the Amended and Restated Credit Agreement, dated September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

October 4, 2005	By:	Michael J. Howe

Name: Michael J. Howe
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.101	Amendment No.1 to the Amended and Restated Credit Agreement